UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to section 78.207 of the Nevada Revised Statutes, Viscount Systems, Inc. increased its issued and outstanding shares of common stock on the basis of two (2) new shares in addition to every one (1) existing share and correspondingly increased its authorized capital from 100,000,000 shares of common stock to 300,000,000 shares of common stock effective April 18, 2011.

Following the forward split, Viscount will have 76,473,750 issued and outstanding shares of common stock. Certificates for the additional shares will be mailed directly to shareholders. The record date and payable date is April 18, 2011. The shares will trade on a post-increase basis commencing April 19, 2011.

Pursuant to section 78.209 of the Nevada Revised Statutes, a Certificate of Change was filed with the Nevada Secretary of State on April 6, 2011.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit 99.1	Certificate of Change filed with the Nevada Secretary of State on April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	April 18, 2011	(Registrant)

/s/ Stephen Pineau
Stephen Pineau, President